EXHITIB 99.1

TOR Minerals International, Inc. Announces First Quarter Financial Results

CORPUS CHRISTI, Texas, May 4, 2010 - TOR Minerals International, Inc. (Nasdaq: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, today announced its financial results for the first quarter ended March 31, 2010.  The Company reported net income available to common shareholders of $569,000, or $0.26 per diluted share, on net sales of $6,856,000.  This compares with a net loss available to common shareholders of ($284,000), or ($0.15) per share, on net sales of $5,703,000 for the quarter ended March 31, 2009.

Net sales increased 20.2 percent during the first quarter of 2010 over the first quarter of 2009.  During the first quarter of 2010, sales of HITOX® increased 49.4 percent to $2.9 million as end market demand in paint and plastic markets continued to improve.  Sales of specialty alumina products decreased 5.2 percent during the first quarter of 2010 as increasing demand for new and existing specialty alumina products in North America and Europe was offset by a shift in the order pattern of a significant U.S. customer.

During the first quarter of 2010, operating profit increased to $744,000, or 10.8 percent of sales, compared to an operating loss of ($249,000) reported during the first quarter of 2009.  First quarter 2010 operating profit also increased sequentially from the operating profit of $302,000, or 4.7 percent of sales, reported during the fourth quarter of 2009.  Year-over-year and sequential improvements in profitability resulted from increased sales levels, increased plant utilization, and greater operational efficiencies.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "First quarter's operating margin was the highest in over six years.  The noteworthy improvement in profitability is a result of the hard work we have done in the past two years to improve efficiencies and remove costs from our business.  The improvement also reflects the powerful leverage in our business, as a large portion of each incremental sales dollar makes a significant contribution to our bottom line."

The Company said that during the past five months it has secured significant orders for specialty alumina products and expects to have growth in alumina sales beginning in the second quarter. Dr. Karasch said, "Growth in our specialty alumina business should further diversify the Company's customer and product concentration in this category."  In addition, the Company said that its Ti02 pigment business is expected to benefit from a continuing recovery in the paint and plastics end markets, as well as what presently appears to be a favorable pricing environment.

If the trend continues, the Company said it expects to see continued improvement in financial results during 2010.

A webcast discussing first quarter 2010 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

The consolidated financial statements to be included in the Company's quarterly report on Form 10-Q for the three month period ended March 31, 2010 (the "Form 10-Q") have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, as to which uncertainty exists. The Company's financial statements, including the financial statements in the Form 10-Q and the financial results reported on this press release, do not include any adjustment that might result from the outcome of this uncertainty.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slow down in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Contact for Further Information:
David Mossberg
Three Part Advisors, LLC
(817) 310-0051

Financial Tables Follow

TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
	Three Months Ended March 31,
	2010	2009
NET SALES	$6,856	$5,703
Cost of sales	5,206	4,889
GROSS MARGIN	1,650	814
Technical services and research and development	57	52
Selling, general and administrative expenses	849	1,011
OPERATING INCOME (LOSS)	744	(249)
OTHER INCOME (EXPENSE):
Interest income	-	2
Interest expense	(121)	(112)
Gain (loss) on foreign currency exchange rate	(28)	54
Other, net	-	2
INCOME (LOSS) BEFORE INCOME TAX	595	(303)
Income tax expense (benefit)	11	(34)
NET INCOME (LOSS)	$584	$(269)
Less: Preferred Stock Dividends	15	15
Income (Loss) Available to Common Shareholders	$569	$(284)

Income (loss) per common share:
Basic	$0.30	$(0.15)
Diluted	$0.26	$(0.15)
Weighted average common shares outstanding:
Basic	1,891	1,891
Diluted	2,193	1,891

TOR Minerals International, Inc. and Subsidiaries Consolidated Balance Sheets (In thousands, except share and per share amounts)
	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,067	$1,002
Trade accounts receivable, net	3,840	3,380
Inventories	9,519	9,101
Other current assets	750	540
Total current assets	15,176	14,023
PROPERTY, PLANT AND EQUIPMENT, net	18,471	18,800
OTHER ASSETS	52	53
Total Assets	$33,699	$32,876

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,680	$1,452
Accrued expenses	1,661	1,036
Notes payable under lines of credit	2,512	3,313
Current deferred tax liability	50	60
Current maturities - capital leases	119	140
Current maturities of long-term debt - financial institutions	349	435
Total current liabilities	6,371	6,436
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES
Capital leases	25	49
Long-term debt - financial institutions	1,334	1,477
Long-term debt - convertible debentures, net	1,139	1,122
DEFERRED TAX LIABILITY	629	577
Total liabilities	9,498	9,661
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Series A 6% convertible preferred stock $.01 par value: authorized, 5,000 shares; 200 shares issued and outstanding at 3/31/2010 and 12/31/2009	2	2
Common stock $.25 par value: authorized, 6,000 shares; 1,891 shares issued and outstanding at 3/31/2010 and 12/31/2009	2,364	2,363
Additional paid-in capital	25,215	25,214
Accumulated deficit	(7,238)	(7,807)
Accumulated other comprehensive income:
Cumulative translation adjustment	3,858	3,443
Total shareholders' equity	24,201	23,215
Total Liabilities and Shareholders' Equity	$33,699	$32,876

TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$584	$(269)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	469	428
Share-based compensation	-	26
Warrant interest expense	17	-
Deferred income taxes	10	(35)
Changes in working capital:
Trade accounts receivables	(489)	(487)
Inventories	(225)	912
Other current assets	(200)	(462)
Accounts payable and accrued expenses	870	6
Net cash provided by operating activities	1,036	119

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(102)	(415)
Net cash used in investing activities	(102)	(415)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments on) proceeds from lines of credit	(732)	856
Net proceeds from export credit refinancing facility	-	260
Payments on capital lease	(39)	(20)
Payments on long-term bank debt	(161)	(209)
Loan origination costs	3	-
Proceeds from the issuance of common stock, and exercise of common stock options	2	-
Preferred stock dividends paid	(15)	(15)
Net cash (used in) provided by financing activities	(942)	872
Effect of exchange rate fluctuations on cash and cash equivalents	73	(416)
Net increase in cash and cash equivalents	65	160
Cash and cash equivalents at beginning of year	1,002	191
Cash and cash equivalents at end of year	$1,067	$351

Supplemental cash flow disclosures:
Interest paid	$104	$112